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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-60149, 33-60147, 33-24553, 33-6150 and 33-44881 on Form S-8 of our reports dated March 10, 2003 (which express an unqualified opinion and include an explanatory paragraph concerning the Company's change in its method of accounting for goodwill and intangible assets to conform to Statement of Financial Accounting Standards No. 142) included in the Annual Report on Form 10-K of Church & Dwight Co., Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP
Parsippany, New Jersey
March 10, 2003